                                                                     EXHIBIT 4.3

                                CASE CORPORATION

                                       TO

                              THE BANK OF NEW YORK

                                   AS TRUSTEE

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF MARCH 28, 2000

                            SUPPLEMENT TO INDENTURE

                           DATED AS OF JULY 31, 1995

                                DEBT SECURITIES

                          GUARANTEE BY CNH GLOBAL N.V.

                                TABLE OF CONTENTS

                                                                                   Page

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 1.1   Definitions...........................................................  2
SECTION 1.2   Effect of Headings....................................................  2
SECTION 1.3   Successors and Assigns................................................  2
SECTION 1.4   Separability Clause...................................................  3
SECTION 1.5   Benefits of First Supplemental Indenture..............................  3
SECTION 1.6   Governing Law.........................................................  3
SECTION 1.7   Effectiveness.........................................................  3
SECTION 1.8   Counterparts..........................................................  3


                                   ARTICLE TWO

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION 2.1   Amendment to Section 1.1 "Definitions."...............................  3
SECTION 2.2   Amendment to Section 1.2 "Compliance Certificate and Opinions.".......  5
SECTION 2.3   Amendment to Section 1.3 "Form of Documents Delivered to Trustee."....  5
SECTION 2.4   Amendment to Section 1.4 "Acts of Holders; Record Dates.".............  5
SECTION 2.5   Amendment to Section 1.5 "Notices, etc., to Trustee and Company.".....  5
SECTION 2.6   Amendment to Section 1.9 "Successors and Assigns."....................  5
SECTION 2.7   Section 1.14 "Appointment of Agent for Service."......................  6


                                  ARTICLE THREE

                                 SECURITY FORMS

SECTION 3.1   Amendment to Section 2.1 "Forms Generally."............................ 7
SECTION 3.2   Addition of Section 2.6 entitled "Form of Guarantee.".................. 7


                                  ARTICLE FOUR

                                 THE SECURITIES

SECTION 4.1   Amendment to Section 3.1 "Amount Unlimited; Issuable in Series."......  8
SECTION 4.2   Amendment to Section 3.3 "Execution, Authentication, Delivery
                        and Dating."................................................  8
SECTION 4.3   Amendment to Section 3.4 "Temporary Securities."......................  8
SECTION 4.4   Amendment to Section 3.5 "Registrations, Registration of Transfer
                        and Exchange."..............................................  8
SECTION 4.5   Amendment to Section 3.6 "Mutilated, Destroyed, Lost and Stolen
                        Securities."................................................  9
SECTION 4.6   Amendment to Section 3.7 "Payment of Interest; Interest Rights
                        Preserved.".................................................  9
SECTION 4.7   Amendment to Section 3.8 "Persons Deemed Owners.".....................  9
SECTION 4.8   Amendment to Section 3.9 "Cancellation................................  9

                                  ARTICLE FIVE

                           SATISFACTION AND DISCHARGE

SECTION 5.1   Amendment to Section 4.1 "Satisfaction and Discharge of Indenture."...  9
SECTION 5.2   Amendment to Section 4.2 "Application of Trust Money."................ 10

                                   ARTICLE SIX

                                    REMEDIES

SECTION 6.1   Amendment to Section 5.1 "Events of Default."......................... 10
SECTION 6.2   Amendment to Section 5.2 "Acceleration of Maturity; Rescission
                        and Annulment." ............................................ 10
SECTION 6.3   Amendment to Section 5.3 "Collection of Indebtedness and Suits
                        for Enforcement by Trustee."................................ 10
SECTION 6.4   Amendment to Section 5.4 "Trustee May File Proofs of Claim.".......... 10
SECTION 6.5   Amendment to Section 5.9 "Restoration of Rights and Remedies."........ 11
SECTION 6.6   Amendment to Section 5.15 "Waiver of Stay or Extension Laws."......... 11

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

                                  ARTICLE SEVEN

                                   THE TRUSTEE

SECTION 7.1   Amendment to Section 6.3 "Certain Rights of Trustee."................. 11
SECTION 7.2   Amendment to Section 6.4 "Not Responsible for Recitals
                         or Issuance of Securities."................................ 11
SECTION 7.3   Amendment to Section 6.5 "May Hold Securities."....................... 11
SECTION 7.4   Amendment to Section 6.6 "Money Held in Trust."....................... 11
SECTION 7.5   Amendment to Section 6.7 "Compensation and Reimbursement."............ 12
SECTION 7.6   Amendment to Section 6.10 "Resignation and Removal; Appointment of
                        Successor."................................................. 12
SECTION 7.8   Amendment to Section 6.11 "Acceptance of Appointment by Successor."... 12
SECTION 7.9   Amendment to Section 6.13 "Preferential Collection of Claims
                        Against Company."........................................... 12
SECTION 7.10  Amendment to Section 6.14 "Appointment of Authenticating Agent."...... 12


                                  ARTICLE EIGHT

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 8.1   Amendment to Title of Article VII..................................... 13
SECTION 8.2   Amendment to Section 7.1 "Company to Furnish Trustee Names
                         and Addresses of Holders."................................. 13
SECTION 8.3   Amendment to Section 7.2 "Preservation of Information;
                        Communications to Holders."................................. 13
SECTION 8.4   Amendment to Section 7.3 "Reports by Trustee."........................ 13
SECTION 8.5   Amendment to Section 7.4 "Reports by Company."........................ 13


                                  ARTICLE NINE

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

SECTION 9.1   Amendment to Section 8.1 "Company May Consolidate, etc.,
                        Only on Certain Terms."..................................... 14
SECTION 9.2   Amendment to Section 8.2 "Successor Substituted."..................... 14

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

                                   ARTICLE TEN

                             SUPPLEMENTAL INDENTURES

SECTION 10.1  Amendment to Section 9.1 "Supplemental Indentures Without
                        Consent of Holders."........................................ 15
SECTION 10.2  Amendment to Section 9.2 "Supplemental Indentures with Consent of
                        Holders."................................................... 15
SECTION 10.3  Amendment to Section 9.6 "Reference in Securities to Supplemental
                        Indentures."................................................ 15


                                 ARTICLE ELEVEN

                                    COVENANTS

SECTION 11.1  Amendment to Section 10.2 "Maintenance of Office or Agency.".......... 16
SECTION 11.2  Amendment to Section 10.3 "Money for Securities Payments to Be
                        Held in Trust."............................................. 16
SECTION 11.3  Amendment to Section 10.9 "Waiver of Certain Covenants.".............. 16
SECTION 11.4  Amendment to Section 10.11 "Appointments to Fill Vacancies in
                        Trustee's Office.".......................................... 16


                                 ARTICLE TWELVE

                            REDEMPTION OF SECURITIES

SECTION 12.1  Amendment to Section 11.3 "Selection by Trustee of Securities to
                        be Redeemed................................................. 17
SECTION 12.2  Amendment to Section 11.5 "Deposit of Redemption Price.".............. 17
SECTION 12.3  Amendment to Section 11.6 "Debt Securities Payable on Redemption
                        Date."...................................................... 17
SECTION 12.4  Amendment to Section 11.7 "Securities Redeemed in Part.".............. 17


                                ARTICLE THIRTEEN

                                  SINKING FUNDS

SECTION 13.1  Amendment to Section 12.2 "Satisfaction of Sinking Fund Payments
                        with Securities."........................................... 17

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

                                ARTICLE FOURTEEN

                                   GUARANTEES

SECTION 14.1  New Article Fourteen.................................................. 18

                  FIRST SUPPLEMENTAL INDENTURE, dated as of March 28, 2000, among CASE CORPORATION, a Delaware corporation (the "Company"), having its principal place of business at 700 State Street, Racine, Wisconsin 53404, CNH GLOBAL N.V., a corporation organized under the laws of the Kingdom of the Netherlands, in its capacity as guarantor of the securities issued by the Company (the "Guarantor"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), as Trustee under the indenture of the Company (the "Indenture") dated as of July 31, 1995.

                                    RECITALS

                  WHEREAS, Section 9.1 of the Indenture provides that the Company and the Trustee may, without the consent of any Holders, at any time and from time to time, enter into one or more supplemental indentures, in form satisfactory to the Trustee, for the purpose of supplementing the provisions of the Indenture.

                  WHEREAS, on November 12, 1999, the Company became an indirect, wholly owned subsidiary of the Guarantor.

                  WHEREAS, the parties hereto have agreed to supplement the Indenture to add the Guarantor as a party thereto and to add the Guarantee set forth in this Supplemental Indenture pursuant to Article Nine of the Indenture, and to add such other provisions as might reasonably be necessary to give effect to the Guarantee. Such Guarantee is for the benefit, and will not adversely affect the interests, of the Holders of Outstanding Securities.

                  WHEREAS, the Company and the Guarantor have each duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary have been done to make this Supplemental Indenture a valid agreement of the Company and the Guarantor, in accordance with its terms.

                  NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

                  For and in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Company's Securities, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  SECTION 1.1  Definitions.

                  For all purposes of the Indenture and this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  1. The terms defined in this Supplemental Indenture have the meanings assigned to them in this Supplemental Indenture, and include the plural as well as the singular;

                  2. All other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                  3. All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

                  4. The words "herein," "hereof" and "hereunder" and other words of similar import refer to the Indenture and this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

                  SECTION 1.2 Effect of Headings.

                  The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 1.3 Successors and Assigns.

                  All covenants and agreements in this Supplemental Indenture by the Company and the Guarantor shall bind their successors and assigns, whether expressed or not.

                  SECTION 1.4 Separability Clause.

                  In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 1.5  Benefits of First Supplemental Indenture.

                  Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.

                  SECTION 1.6 Governing Law.

                  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

                  SECTION 1.7  Effectiveness.

                  This Supplemental Indenture shall take effect on the date hereof and shall amend the provisions of the Indenture with respect to each series of Securities issued under the Indenture, including each series of Securities issued under the Indenture prior to the date hereof.

                  SECTION 1.8  Counterparts.

                  This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.


                                   ARTICLE TWO

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  SECTION 2.1 Amendment to Section 1.1 "Definitions."

                  Section 1.1 of the Indenture is hereby amended as follows:

                  (a) The definition of "Board of Directors" is amended to add "or the Guarantor, as the case may be," after "Company" in the first line thereof.

                  (b) The definition of "Board Resolution" amended to insert "or the Guarantor, as the case may be," after "Company" in the second line thereof.

                  (c)  A new definition "Guarantee" is added as follows:

                  ""Guarantee" means any guarantee of the Guarantor with regard to each Security issued by the Company pursuant to this Indenture and shall include the Guarantee set forth in Article Fourteen of the Supplemental Indenture and all other obligations and covenants of the Guarantor contained in this Indenture and any Securities, whether issued previous to or after the date of this Supplemental Indenture."

                  (d)  A new definition "Guarantor" is added as follows:

                  ""Guarantor" means the Person named as the "Guarantor" in the first paragraph of this Supplemental Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Guarantor" shall mean such successor."

                  (e) A new definition "Guarantor Request" or "Guarantor Order" is added as follows:

                  ""Guarantor Request" or "Guarantor Order" mean a written request or order signed in the name of the Guarantor by its Chairman of the Board, President, a Vice President, director, managing director or other authorized officer and by its Treasurer, Assistant Treasurer, its Secretary or an Assistant Secretary or other authorized officer and delivered to the Trustee."

                  (f) The definition of "Officers' Certificate" is amended to insert "or the Guarantor, as the case may be" after "Company in the third line thereof and is further amended to insert "or the Guarantor" after "Company" in the last line thereof.

                  (g) The definition of "Opinion of Counsel" is amended to insert "or the Guarantor, as the case may be," after "Company" in the second line thereof.

                  (h) The definition of "Outstanding" is amended to insert "or the Guarantor, as the case may be" after "Company" in the first, second and third appearance of "Company" in the third line of clause (ii) and is further amended to insert ", the Guarantor" after "Company" in the eleventh, twelfth, eighteenth and nineteenth lines of the remainder of the definition.

                  (i) The definition of "Vice President" is amended to insert ", the Guarantor" after "Company" in the first line thereof.

                  SECTION 2.2 Amendment to Section 1.2 "Compliance Certificate and Opinions."

                  Section 1.2 is amended to insert "or the Guarantor" after "Company" in the first line of the first paragraph and is further amended to insert "or the Guarantor, as the case may be," after "Company" in the second line of the first paragraph.

                  SECTION 2.3 Amendment to Section 1.3 "Form of Documents Delivered to Trustee."

                  Section 1.3 is amended to insert the phrase "or the Guarantor, as the case may be," after "Company" in the first, seventh and eighth lines of the second paragraph.

                  SECTION 2.4 Amendment to Section 1.4 "Acts of Holders; Record Dates."

                  Section 1.4 is amended to insert "or the Guarantor or both of them" after "Company" in the sixth line of paragraph (a), and is further amended to insert "and the Guarantor" after "Company" in the eleventh line of paragraph
(a) and is further amended to insert "or the Guarantor" after "Company" in the fifth line of paragraph (e).

                  SECTION 2.5 Amendment to Section 1.5 "Notices, etc., to Trustee and Company."

                  Section 1.5 is amended to insert ", Guarantor" after "Trustee" in the title of the Section, and is further amended to insert "or the Guarantor" after "Company" in the first line of clause (1) and the first line of clause
(2), and is further amended to insert "or the Guarantor, as the case may be," after "Company" in the third line of clause (2), and is further amended to insert "or the Guarantor, as the case may be" after "Company" in the fifth line of clause (2), and is further amended to replace "instrument" in the fourth line of clause (2) with "First Supplemental Indenture", and is further amended to add a second paragraph as follows:

         "Any request, demand, authorization, direction, notice, consent, waiver or other action required or permitted under this Indenture shall be in the English language, and any published notice may also be in an official language of the country or province of publication."


                  SECTION 2.6 Amendment to Section 1.9 "Successors and Assigns."

                  Section 1.9 is amended to insert "or the Guarantor" after "Company", and is further amended to delete "its" and replace it with "their respective."

                  SECTION 2.7 Section 1.14 "Appointment of Agent for Service."

                  A new Section 1.14 is added as follows:

                  "SECTION 1.14.  Appointment of Agent for Service.

                  By the execution and delivery of this First Supplemental Indenture, the Guarantor designates and appoints CT Corporation as its authorized agent upon which process may be served in any suit or proceeding arising out of or relating to the Securities, the Guarantee or this Indenture which may be instituted in any Federal or New York State Court located in the Borough of Manhattan, City and State of New York, but for that purpose only, and agrees that service of process upon said CT Corporation, directed to the attention of Treasurer, and written notice of said service given by the Person serving the same to it, addressed to CT Corporation, shall be deemed in every respect effective service of process upon it in any such suit or proceeding in any Federal or State court in such Borough, City and State. The Guarantor hereby submits (for the purposes of any such suit or proceeding) to the jurisdiction of any such court in which any such suit or proceeding is so instituted, and irrevocably waives, to the fullest extent it may effectively do so, any objection it may have now or hereafter to the laying of the venue of any such suit, action or proceeding in any such court and irrevocably waives, to the fullest extent it may effectively do so, any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Such submission and waiver shall be irrevocable so long as any of the Securities remain outstanding and such appointment shall be irrevocable until the appointment of a successor by the Guarantor, with the consent of the Trustee and such successor's acceptance of such appointment. Upon such acceptance, the Guarantor shall notify the Trustee, in writing, of the name and address of such successor. The Guarantor further agrees to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment of said CT Corporation or its successor in full force and effect so long as any of the applicable Securities shall be outstanding. The Trustee shall not be obligated and shall have no responsibility with respect to any failure by the Guarantor to take any such action above.

                  The Guarantor agrees to the fullest extent that it lawfully may do so, that any judgment in any such suit, action or proceeding bought in such a court shall be conclusive and binding upon the Guarantor and may be enforced in the courts of the Netherlands (or any other courts to the jurisdiction of which the Guarantor is subject) by a suit upon such judgment, provided that service of process is effected upon the Guarantor in the manner specified in the foregoing paragraph or as otherwise permitted by law; provided, however, that the Guarantor does not waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (1) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment, (2) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment, (3) any defense to a claim for punitive damages and the like, (4) the defense of payment, or (5) any other right or remedy of the Guarantor to the extent not expressly waived in accordance with this Section 1.14.

                  Nothing in this Section shall affect the right of the Trustee or any Holder of any Security to serve process in any manner permitted by applicable law or limit the right of the Trustee or any Holder of any Security to bring proceedings against the Company and/or the Guarantor, in the courts of any other jurisdiction or jurisdictions."


                                  ARTICLE THREE

                                 SECURITY FORMS

                  SECTION 3.1 Amendment to Section 2.1 "Forms Generally."

                  Section 2.1 is amended to insert the following paragraphs after the first paragraph:

                  "For Securities issued after the date of the first Supplemental Indenture, the Guarantee shall be endorsed on each Security and such Guarantee for the Securities of a particular series shall be in such form as is established pursuant to Section 2.6.

                  Outstanding Securities issued prior to the date of the first supplemental indenture shall be Guaranteed pursuant to the terms of Article Fourteen hereof and no endorsement, authentication or other evidence of such Guarantee shall be necessary on any Outstanding Security and no separate Guarantee need be executed and delivered by the Guarantor to the Holder of an Outstanding Security."

                  SECTION 3.2 Addition of Section 2.6 entitled "Form of Guarantee."

                  A new Section 2.6 is added as follows:

                  "Except for Outstanding Securities issued prior to the date hereof, which shall be Guaranteed as set forth in Section 2.1 hereof, the Guarantee of the Guarantor shall be endorsed on each Security and for each particular series of Securities shall be in substantially such form or forms as shall be established by or pursuant to a Board Resolution (including, without limitation, in any Officers' Certificate of an officer authorized to act in connection with such matter or pursuant to such Board Resolution) of the Guarantor or an indenture supplemental hereto, with such appropriate insertions, omissions, substitutions and other corrections as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may, consistently herewith, be determined by the officers executing such Guarantees. Such execution of such Guarantees shall be conclusive evidence as regards the Guarantor as to any such determination made by the Guarantor."

                                  ARTICLE FOUR

                                 THE SECURITIES

                  SECTION 4.1 Amendment to Section 3.1 "Amount Unlimited; Issuable in Series."

                  Section 3.1 is amended to insert "and related Guarantees" after "Securities" in the first line of the second paragraph.

                  SECTION 4.2 Amendment to Section 3.3 "Execution, Authentication, Delivery and Dating."

                  Section 3.3 is amended to add "and the related Guarantees" after "Securities" in the fifth line of the third paragraph and is further amended to add "and the Guarantor" after "Company" in the third line of clause
(c) and in the second line of clause (d), and is further amended to insert "with the related Guarantees endorsed thereon" after "Securities" in the first line of clause (c), and is further amended to insert ", the Guarantor Order" after "Company Order" in the fourth line of the fourth paragraph and is further amended to insert a new paragraph at the end of the Section as follows:
"Reference is made to Section 14.2 concerning the execution and delivery of the Guarantees."

                  SECTION 4.3 Amendment to Section 3.4 "Temporary Securities."

                  Section 3.4 is amended to insert "and each having endorsed thereon the Guarantee executed by the Guarantor, substantially of the tenor of the definitive Guarantee" after "issued" in the fifth line of the first paragraph, and is further amended to insert "and such Guarantees" after "Securities" in the sixth and seventh lines of the first paragraph, and is further amended to insert "having endorsed thereon Guarantees executed by the Guarantor" after "denominations" in the ninth line of the second paragraph.

                  SECTION 4.4 Amendment to Section 3.5 "Registrations, Registration of Transfer and Exchange."

                  Section 3.5 is amended to insert ", the Guarantor shall guarantee" after "execute" in the third line of the second paragraph, and in the fourth line of the third paragraph, and is further amended to insert ", having endorsed thereon the Guarantee executed by the Guarantor" after "amount" in the last line of the second paragraph and after "receive" in the last line of the third paragraph, and is further amended to insert "and the Guarantor," after "Company" in the second line of the fourth paragraph.

                  SECTION 4.5 Amendment to Section 3.6 "Mutilated, Destroyed, Lost and Stolen Securities."

                  Section 3.6 is amended to insert ", the Guarantor" after "Company" in the first and fourth line of the second paragraph, and is further amended to insert ", having endorsed thereon the Guarantee executed by the Guarantor" after "principal amount" in the third line of the first paragraph and in the seventh line of the second paragraph, and is further amended to delete "in its discretion" in the second line of the third paragraph and replace it with "and the Guarantor in their discretion," and is further amended to insert ", and the Guarantee endorsed thereon" after "series" in the first line of the fifth paragraph, and is further amended to insert "and the Guarantor respectively" after "Company" in the third line of the fifth paragraph, and is further amended to insert "and the Guarantees endorsed thereon, if any," after "series" in the last line of the fifth paragraph.

                  SECTION 4.6 Amendment to Section 3.7 "Payment of Interest; Interest Rights Preserved."

                  Section 3.7 is amended to insert "or the Guarantor, as the case may be," after "Company" in the first, fifth, seventh and fifteenth lines of clause (1) and in the first and fourth lines of clause (2), and is further amended to insert "or the Guarantor, as the case may be" after "Company" in the fourth line of the second paragraph and in the sixteenth line of clause (1).

                  SECTION 4.7  Amendment to Section 3.8 "Persons Deemed Owners."

                  Section 3.8 is amended to insert ", the Guarantor" after "Company" in the first, second and seventh (both places) lines of the first paragraph.

                  SECTION 4.8 Amendment to Section 3.9 "Cancellation."

                  Section 3.9 is amended to insert "or the Guarantor" after "Company" in the fourth and fifth lines of the first paragraph.


                                  ARTICLE FIVE

                           SATISFACTION AND DISCHARGE

                  SECTION 5.1 Amendment to Section 4.1 "Satisfaction and Discharge of Indenture."

                  Section 4.1 is amended to insert "or the Guarantor" after "Company" in the fourth and fifth lines of clause (1)(A) and in the third line of clause (1)(B)(iii), in the first and second lines in clause (2), in the first line of clause (3) and in the second sentence of the last paragraph.

                  SECTION 5.2 Amendment to Section 4.2 "Application of Trust Money."

                  Section 4.2 is amended to insert "or the Guarantor" after "Company" in the fourth line of the first paragraph.


                                   ARTICLE SIX

                                    REMEDIES

                  SECTION 6.1 Amendment to Section 5.1 "Events of Default."

                  Section 5.1 is amended to insert "or the Guarantor" after "Company" in the second line of clause (4), in the second, fourth, sixth and eighth lines of clause (5), and in the first, fourth, eleventh and fourteenth lines of clause (6), and is further amended to insert "and the Guarantor" after "Company" in the ninth line, first appearance of clause (4), and is further amended to insert ", the Guarantor" after "Company" in the ninth line, second appearance of clause (4), and is further amended to replace "by it" in the fourth, seventh, ninth lines of clause (6) and in both appearances in the twelfth line of clause (6) with "by the Company or the Guarantor,".

                  SECTION 6.2 Amendment to Section 5.2 "Acceleration of Maturity; Rescission and Annulment."

                  Section 5.2 is amended to insert "and the Guarantor" after "Company" in the seventh line of the first paragraph and the fifth line of the second paragraph, and is further amended to insert "or the Guarantor" after "Company" in the first line of clause (1).

                  SECTION 6.3 Amendment to Section 5.3 "Collection of Indebtedness and Suits for Enforcement by Trustee."

                  Section 5.3 is amended to insert "and the Guarantor each," after each reference to "Company" in the first paragraph, and is further amended to insert "or the Guarantor" after "Company" in the sixth line of the first paragraph.

                  SECTION 6.4 Amendment to Section 5.4 "Trustee May File Proofs of Claim."

                  Section 5.4 is amended to insert ", the Guarantor" after "Company" in the first line of the first paragraph, and is further amended to insert "or the Guarantor" after "Company" in the ninth line of the first paragraph.

                  SECTION 6.5 Amendment to Section 5.9 "Restoration of Rights and Remedies."

                  Section 5.9 is amended to insert ", the Guarantor" after "Company" in the fourth line of the first paragraph.

                  SECTION 6.6 Amendment to Section 5.15 "Waiver of Stay or Extension Laws."

                  Section 5.15 is amended to insert "and the Guarantor each" after "Company" in the first and fourth lines of the first paragraph.


                                  ARTICLE SEVEN

                                   THE TRUSTEE

                  SECTION 7.1 Amendment to Section 6.3 "Certain Rights of Trustee."

                  Section 6.3 is amended to insert "or the Guarantor" after "Company" in the first sentence of clause (b), and is further amended by inserting "or a Guarantor Request or Guarantor Order" after "Order" in the second sentence of clause (b), and is further amended by inserting "of the Company or the Guarantor" after "Directors" in the third line of clause (b), and is further amended to insert "or the Guarantor or both of them" after "Company" in the seventh line of clause (f).

                  SECTION 7.2 Amendment to Section 6.4 "Not Responsible for Recitals or Issuance of Securities."

                  Section 6.4 is amended to insert "or the Guarantor," after "Company" in the second line of the first paragraph, and is further amended to insert "or of the Guarantees" after "Securities" in the fourth line of the first paragraph.

                  SECTION 7.3  Amendment to Section 6.5 "May Hold Securities."

                  Section 6.5 is amended to insert "or the Guarantor" after "Company" in the second line of the first paragraph, and is further amended to insert "or the Guarantor, as the case may be," after "Company" in the fourth line of the first paragraph.

                  SECTION 7.4 Amendment to Section 6.6 "Money Held in Trust."

                  Section 6.6 is amended to insert "or the Guarantor, as the case may be," after "Company" in the last line of the first paragraph.

                  SECTION 7.5 Amendment to Section 6.7 "Compensation and Reimbursement."

                  Section 6.7 is amended to insert "and the Guarantor each, jointly and severally," after "Company" in the first line of the first paragraph.

                  SECTION 7.6 Amendment to Section 6.10 "Resignation and Removal; Appointment of Successor."

                  Section 6.10 is amended to insert "and the Guarantor" after "Company" in the second line of paragraph (b), and is further amended to insert ", the Guarantor" after "Trustee" in the third line of paragraph (c), and is further amended to insert "or the Guarantor," after "Company" in the second line of paragraph (d)(1) and in the second line of paragraph (d)(2), and is further amended to insert ", the Guarantor," after "Company" in the eleventh line of paragraph (e).

                  SECTION 7.8 Amendment to Section 6.11 "Acceptance of Appointment by Successor."

                  Section 6.11 is amended to insert ", the Guarantor" after "Company" in the third and sixth lines of paragraph (a), and the second and twenty-second lines of paragraph (b), and is further amended to insert "and the Guarantor" after the word "Company" in the first line of paragraph (c).

                  SECTION 7.9 Amendment to Section 6.13 "Preferential Collection of Claims Against Company."

                  Section 6.13 is amended to insert "or the Guarantor" after "Company" in the first and third lines of the first paragraph.

                  SECTION 7.10 Amendment to Section 6.14 "Appointment of Authenticating Agent."

                  Section 6.14 is amended to insert "and the Guarantor" after "Company" in the eleventh line of the first paragraph, in the seventh line of the third paragraph and in the first line of the fourth paragraph.

                                  ARTICLE EIGHT

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

                  SECTION 8.1 Amendment to Title of Article VII.

                  The title of Article VII is amended to insert ", GUARANTOR" after "TRUSTEE."

                  SECTION 8.2 Amendment to Section 7.1 "Company to Furnish Trustee Names and Addresses of Holders."

                  Section 7.1 is amended to insert "or the Guarantor, as the case may be" after "Company" in the first line of the first paragraph, and is further amended to insert "or the Guarantor" after "Company" in the second line of paragraph (b).

                  SECTION 8.3 Amendment to Section 7.2 "Preservation of Information; Communications to Holders."

                  Section 7.2 is amended to insert ", the Guarantor" after "Company" in both places in the second line of paragraph (c).

                  SECTION 8.4 Amendment to Section 7.3 "Reports by Trustee."

                  Section 7.3 is amended to insert "and the Guarantor" after the first use of "Company" in the third line of paragraph (b).

                  SECTION 8.5 Amendment to Section 7.4 "Reports by Company."

                  Section 7.4 is amended to insert "and the Guarantor" after "Company" in the title of the Section and in the first line of clause (a), clause (b) and clause (c) and is further amended to insert "or the Guarantor" after "Company" in the second, fifth and sixth lines of clause (a), and is further amended to insert the following after the word "regulations;" in the last line of clause (a): "provided that no such supplementary and periodic information, documents and reports need to be filed by the Company if, pursuant to the rules and regulations of the Commission, it is exempt from such filing requirements by virtue of the existence of the Guarantees;" and is further amended to insert "or the Guarantor, or both," after "Company" in the fourth line of clause (b), and is further amended to insert "or the Guarantor, as the case may be," after "Company" in the fourth line of clause (c).

                                  ARTICLE NINE

                       CONSOLIDATION, MERGER, CONVEYANCE,
                                TRANSFER OR LEASE

                  SECTION 9.1 Amendment to Section 8.1 "Company May Consolidate, etc., Only on Certain Terms."

                  Section 8.1 is amended to insert "and Guarantor" after "Company" in the title of the Section, and is further amended to add a new final paragraph as follows:

                  "(5) The Guarantor may merge with or into any corporation or sell, transfer, lease or convey all or substantially all of its assets substantially as an entirety to any corporation; provided that (a) the corporation formed by such merger or consolidation or the corporation which acquired such assets expressly assumes all of the obligations of the Guarantor hereunder (including additional amounts, if any, as set forth in Article Fourteen hereof), and (b) immediately after giving effect to such transaction, no Event of Default with respect to such Securities and no event which, after notice or lapse of time or both, would become an Event of Default with respect to such Securities, shall have occurred and be continuing (c) the Guarantor and the successor Person have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that such consolidation, merger conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with."

                  SECTION 9.2 Amendment to Section 8.2 "Successor Substituted."

                  Section 8.2 is amended to insert "or the Guarantor, as the case may be," after "Company" in the first line of the first paragraph, both appearances and in the third, fourth, sixth, seventh, eighth and ninth lines of the first paragraph.

                                   ARTICLE TEN

                             SUPPLEMENTAL INDENTURES

                  SECTION 10.1 Amendment to Section 9.1 "Supplemental Indentures Without Consent of Holders."

                  Section 9.1 is amended to insert "and the Guarantor" after "Company" in the first line of the first paragraph, and is further amended to insert "or the Guarantor" after "Company" in the first and second lines of clause (1) and the first and last lines of clause (2), and is further amended to insert "or the Guarantees" after "Securities" in the last line of clause (1), and is further amended to insert "or related Guarantee, if any" after "Securities" in the second and third lines of clause (2), and is further amended to insert "and related Guarantee, if any" after "Securities" in the second and fourth lines of clause (4), and is further amended to insert "and related Guarantee, if any," after "Securities" in the second line of clause (5), the first line of clause (6), the first line of clause (7), in the second line of clause (8) and in the fifth line of clause (9), and is further amended to insert "(and related Guarantee)" after "Security" in the third line of clause (5).

                  SECTION 10.2 Amendment to Section 9.2 "Supplemental Indentures with Consent of Holders."

                  Section 9.2 is amended to insert ", the Guarantor" after "Company" in the first appearance in the third line of the first paragraph, and is further amended to insert "and the Guarantor" after "Company" in the second appearance in the third line of the first paragraph, and is further amended to add "or" at the end of clause (3) and is further amended to add a new clause (4) as follows:

         "(4) change in any manner adverse to the interests of the Holders of any Outstanding Securities the terms and conditions of the obligations of the Guarantor in respect of the due and punctual payment of principal thereof (and premium, if any) and interest, if any, thereon or any additional amounts or any sinking fund payments provided in respect thereof."

                  SECTION 10.3 Amendment to Section 9.6 "Reference in Securities to Supplemental Indentures."

                  Section 9.6 is amended to insert "and the Guarantor" after "Company" in the fourth line of the first paragraph, and is further amended to insert ", the Guarantor" after "Trustee" in the fifth line of the first paragraph, and is further amended to insert "along with the related Guarantees executed by the Guarantor" after "Company" in the sixth line of the first paragraph.

                                 ARTICLE ELEVEN

                                    COVENANTS

                  SECTION 11.1 Amendment to Section 10.2 "Maintenance of Office or Agency."

                  Section 10.2 is amended to insert "and the Guarantor" after "Company" in the first and ninth lines in the first paragraph, and is further amended to insert "or the Guarantor" after "Company" in the fourth, fifth and seventh lines of the first paragraph, and the first, fourth and sixth lines of the second paragraph.

                  SECTION 11.2 Amendment to Section 10.3 "Money for Securities Payments to Be Held in Trust."

                  Section 10.3 is amended to insert "or the Guarantor" after "Company" in the first line of the first paragraph and in the second, fifth and eighth lines of the last paragraph, and is further amended to insert "and the Guarantor" after "Company" in the first line of the second paragraph and is further amended to delete "it will" from the second line of the second paragraph and replace it with "the Company will", and is further amended to delete "shall be paid to the Company on Company Request" in the fourth line of the last paragraph and to replace it with "shall be paid to the Company or the Guarantor, as the case may be, on a Company Request or a Guarantor Request, as the case may be," and is further amended to insert the letter "s" at the end of "trust" in the fifth line of the last paragraph, and is further amended to insert "(or to the Guarantor pursuant to its Guarantee)" after "Company" in the sixth line of the last paragraph, and is further amended to insert "or the Guarantor, as the case may be" after "Company" in the last line of the last paragraph.

                  SECTION 11.3 Amendment to Section 10.9 "Waiver of Certain Covenants."

                  Section 10.9 is amended to insert "or the Guarantor, as the case may be," after "Company" in the first line of the first paragraph, and is further amended to insert "and the Guarantor, as the case may be," after "Company" in the eighth line of the first paragraph.

                  SECTION 11.4 Amendment to Section 10.11 "Appointments to Fill Vacancies in Trustee's Office."

                  Section 10.11 is amended to insert "and the Guarantor" after "Company" in the first line of the first paragraph.

                                 ARTICLE TWELVE

                            REDEMPTION OF SECURITIES

                  SECTION 12.1 Amendment to Section 11.3 "Selection by Trustee of Securities to be Redeemed."

                  Section 11.3 is amended to insert "and the Guarantor" after "Company" in the first line of the second paragraph.

                  SECTION 12.2 Amendment to Section 11.5 "Deposit of Redemption Price."

                  Section 11.5 is amended to insert "or the Guarantor" after "Company" in the first and second lines of the first paragraph.

                  SECTION 12.3 Amendment to Section 11.6 "Debt Securities Payable on Redemption Date."

                  Section 11.6 is amended to insert "and the Guarantor" after "Company" in the third line of the first paragraph and is further amended to insert "or the Guarantor" after "Company" in the sixth line of the first paragraph.

                  SECTION 12.4 Amendment to Section 11.7 "Securities Redeemed in Part."

                  Section 11.7 is amended to insert ", each having endorsed thereon the Guarantee executed by the Guarantor" after the first use of the word "surrendered" in the ninth line of the first paragraph.


                                ARTICLE THIRTEEN

                                  SINKING FUNDS


                  SECTION 13.1 Amendment to Section 12.2 "Satisfaction of Sinking Fund Payments with Securities."

                  Section 12.2 is amended to insert "or the Guarantor" after "Company" in the first line of the first paragraph.

                                ARTICLE FOURTEEN

                                   GUARANTEES

                  SECTION 14.1  New Article Fourteen.

                  The Indenture is amended to add the following new Article XIV:

                                  "ARTICLE XIV

                                   GUARANTEES

                  The provisions of this Article shall be applicable to all Securities whether issued previous to or after the date of this First Supplemental Indenture.

                  SECTION 14.1  Guarantees.

                  The Guarantor hereby irrevocably and unconditionally guarantees to each Holder of any Security issued under this Indenture by the Company and to the Trustee on behalf of each such Holder, the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on each such Security (including any additional amounts payable in accordance with the terms of any such Security and this Indenture) and the due and punctual payment of any sinking fund payments provided for pursuant to the terms of any such Security when and as the same shall become due and payable, whether at the Stated Maturity, if any, by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Company punctually to make any such payment of principal (or premium, if any) or interest, if any, (including any additional amounts as referred to above) or sinking fund payment, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity, if any, by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the Holder or otherwise, and as if such payment were made by the Company.

                  The Guarantor will pay to the Holder of such Security such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on such Security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the country in which the Guarantor is organized or any political subdivision or taxing authority thereof or therein having power to tax, will not be less than the amount provided for in such Security to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts will not apply on account of any tax, assessment, duty or other governmental charge which is payable (a) otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest, if any, on such Security; or (b) by reason of the Holder having, or having had, some personal or business connection with the country in which the Guarantor is organized and not merely by reason of the fact that payments are, or for the purposes of taxation are deemed to be, from sources in, or secured in, the country in which the Guarantor is organized; or (c) by reason of a change in law or official practice of any relevant taxing authority that becomes effective on or after the date hereof for payment of principal (or premium, if any), or interest, if any, in respect of such Security; or (d) by reason of any estate, excise, inheritance, gift, sales, transfer, wealth, personal property tax or any similar assessment or governmental charge; or (e) as a result of the failure of the Holder to satisfy any statutory requirements or make a declaration of nonresidence or other similar claim for exemption to the relevant tax authority; or (f) owing to any combination of clauses (a) through (e) above.

                  The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of any such Security, this Indenture or this guarantee, the absence of any action to enforce the same, any waiver or consent by the Holder of any such Security or by the Trustee or the Paying Agent with respect to any provisions thereof or of this Indenture or this guarantee, the existence of any judgment against the Company, as the Company, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the indebtedness evidenced thereby or with respect to any sinking fund payment required pursuant to the terms of any such Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except by complete performance of all of the obligations of the Guarantor contained in this Indenture and any such Securities and in the Guarantees. If the Trustee or the Holder of any such Security is required by any court or otherwise to return (and does so return) to the Company or the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of any such Security, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between the Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Section 5.2 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable bankruptcy, insolvency, reorganization or other similar law of the United States or the Netherlands or any other applicable country or jurisdiction preventing such acceleration in respect of the obligations guaranteed hereby.

                  The Guarantor shall be subrogated to all rights of the Holders of such Securities of a particular series against the Company in respect of any amounts paid to such Holders by the Guarantor pursuant to the provisions of the Guarantees under this Indenture; provided, however, that the Guarantor shall not be entitled to receive any payments arising out of the subrogation from the Company (i) while any Event of Default shall have occurred and be continuing with respect to any Securities issued by the Company under Sections 5.1(1), 5.1(2), 5.1(3), 5.1(5), 5.1(6), or 5.1(4) (but only to the extent such Event of Default under Section 5.1(4) arises out of a default by the Company under the covenants set forth in Section 10.1), or (ii) any default (which with the passage of time would become an Event of Default) with respect to any Securities issued by the Company, under Section 5.1(1) or 5.1(2) shall have occurred and be continuing.

                  SECTION 14.2 Execution and Delivery of Guarantees.

                  Outstanding Securities issued prior to the date hereof shall be guaranteed pursuant to the terms of Section 14.1 hereof and no endorsement, authentication or other evidence of such Guarantee shall be necessary on any such Outstanding Security and no separate Guarantee need be executed and delivered by the Guarantor to the Holder of a Security Outstanding on the date hereof.

                  To evidence its Guarantee provided in Section 14.1 for Securities issued after the date hereof, the Guarantor hereby agrees to execute the Guarantee, in a form established pursuant to Section 2.6, to be endorsed on each Security issued hereunder by the Company. Each such Guarantee shall be executed on behalf of the Guarantor by any two of its authorized representatives. The signature of any authorized representative on each Guarantee may be manual or facsimile.

                  Any Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Guarantor shall bind the Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Securities upon which any such Guarantee is endorsed or did not hold such offices at the date of such Securities.

                  The delivery of any such Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee. The Guarantor hereby agrees that its Guarantee set forth in Section
14.1 shall remain in full force and effect notwithstanding any failure to endorse on each such Security a notation of such Guarantee."

                  IN WITNESS WHEREOF, the parties hereby have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.


                                      CASE CORPORATION


                                      By: /s/ Theodore R. French
                                         --------------------------------
                                      Name:   Theodore R. French
                                      Title:  President, Financial Services, and
                                                Chief Financial Officer

                                      CNH GLOBAL N.V.,
                                      as Guarantor


                                      By: /s/ Theodore R. French
                                         --------------------------------
                                      Name:   Theodore R. French
                                      Title:  President, Financial Services, and
                                                Chief Financial

                                      THE BANK OF NEW YORK,
                                      as Trustee


                                      By:     /s/ Mary La Gumina
                                      Name:   Mary La Gumina
                                      Title:  Assistant Vice President